Exhibits 5.1 and 23.2

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Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

22 May 2020

Royalty Pharma plc

Suite 1, 3rd Floor

11-12 St. James’s Square

London, SW1Y 4LB

United Kingdom

Ladies and Gentlemen

Royalty Pharma plc (the “Company”) – Registration Statement on Form S-1

We have acted as advisers as to English law to the Company, a public limited company incorporated under the laws of England and Wales with company number 12446913, in connection with the Registration Statement on Form S-1 (as amended through the date hereof, the “Registration Statement”) filed by the Company on 22 May 2020 with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for the offering of new class A ordinary shares (the “New Shares”) in the capital of the Company (the “Offering”).

Scope

This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any system of law other than English law as currently applied by the English courts. In particular, we express no opinion on European Union law as it applies to any jurisdiction other than England and Wales, the federal laws of the United States of America or the laws of the State of New York. To the extent that any such laws or the laws of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

By accepting this opinion you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim arising out of or in connection with this opinion or its formation, including without limitation, (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion and (ii) any non-contractual obligations arising out of or in connection with this opinion.

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We assume no obligation to notify you of any future changes in law (including any changes occurring as a result of the United Kingdom withdrawing from the European Union), which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

Opinion

On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that the New Shares will be duly and validly issued and non-assessable if and when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the New Shares shall have been issued against payment therefor, in accordance with the Underwriting Agreement and the articles of association of the Company, in an amount of “cash consideration” (as such term is defined in section 583(3) of the Companies Act 2006) of not less than the nominal value of each such New Share, and (iii) valid entries in the books and registers of the Company shall have been made.

For the purposes of this opinion, the term “non-assessable” in relation to the New Shares, which has no recognised meaning in English law, means that, under the Companies Act 2006, the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issue of the New Shares, no holder of such New Shares is liable, by reason solely of being a holder of such New Shares, for additional payments or calls for further funds by the Company or any other person.

General

This opinion is addressed to you in relation to the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to Davis Polk & Wardwell London LLP under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Capitalised terms used in this opinion shall, unless otherwise defined, have the meaning given to them in the Schedules to this opinion.

Yours faithfully

/s/ Davis Polk & Wardwell London LLP

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York,

USA and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.

Royalty Pharma plc	3	22 May 2020

SCHEDULE 1

DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the following documents:

1.	a copy of the Registration Statement filed with the SEC on 22 May 2020;

2.

a draft of the underwriting agreement referred to in the prospectus which is a part of the Registration Statement, to be entered into by the Company in connection with the Offering (the “Underwriting Agreement”);

3.	a certificate from a director of the Company dated 22 May 2020 (the “Certificate”) having attached to it:

(a)	a copy of the certificate of incorporation of the Company, certified to be a true and correct copy;

(b)	a copy of the certificate of incorporation on re-registration as a public limited company of the Company, certified to be a true and correct copy;

(c)	a copy of the articles of association of the Company, certified to be a true and correct copy as at the date hereof; and

(d)

a copy of a draft of the articles of association to be adopted by the Company in connection with the initial public offering of its Class A ordinary shares, certified to be a true and correct copy as at the date hereof;

4.	the results of an on-line search of the entries shown on the Companies House Direct online service on 21 May 2020 with respect to the Company (the “Company Search”); and

5.	the results of a telephone search with the Companies Court in London of the Central Index of Winding Up Petitions on 21 May 2020 with respect to the Company (the “Central Registry Search”),

and we have relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents and search results.

Except as stated above we have not examined any contracts, instruments or other documents or any corporate records of any party and have not made any other enquiries.

Royalty Pharma plc	4	22 May 2020

SCHEDULE 2

ASSUMPTIONS

For the purposes of this opinion, we have assumed:

1.	all documents submitted to us as originals are authentic and complete;

2.

all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document (including, without limitation, the Underwriting Agreement) has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

3.	all signatures, stamps and seals on all documents that we reviewed are genuine;

4.	the capacity, power and authority to execute, deliver and perform each of the documents listed in Schedule 1 to this opinion by or on behalf of each of the parties to such documents;

5.

none of the documents examined by us has been amended or modified in any way, and there are no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 1 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;

6.	the words and phrases used in the Underwriting Agreement have the same meaning and effect as they would have if it were governed by English law;

7.

each of the statements contained in the Certificate is true and correct as at the date of the Certificate and as at the date hereof and will be as at the time of the allotment and issue of the New Shares;

8.

that the directors of the Company, in authorising the allotment and issue of the New Shares, will exercise their powers in accordance with their duties under all applicable laws and the articles of association of the Company in force at the relevant time, and that all such further meetings of the board of directors of the Company or any duly authorised and constituted committee of the board of directors of the Company which may be required in order validly to allot and issue the New Shares will be duly convened and held and the requisite resolutions to give effect to their allotment and issue will be duly passed;

9.

that immediately prior to the allotment and issue of the New Shares, the directors of the Company will have sufficient authorities and powers conferred upon them under section 551 of the Companies Act 2006 and under section 570 or section 571 of the Companies Act 2006 to allot and issue such New Shares in each case in compliance with Part 17 of the Companies Act 2006, and the directors of the Company shall not allot or issue (or purport to allot or issue) New Shares in excess of such authorities and powers or in breach of any other limitation on their ability duly and properly to allot and issue the New Shares;

10.

that the name of the relevant allottees and the New Shares allotted are duly entered in the register of members of the Company and all filings required to be filed with the Registrar of Companies or otherwise in connection therewith will be filed within, in each such case, the relevant time limits;

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11.

the information revealed by the Company Search (i) was accurate in all respects and has not since the time of such search been altered, and (ii) was complete and included all relevant information which should properly have been submitted to the Registrar of Companies;

12.	the information revealed by the Central Registry Search was accurate in all respects and has not since the time of such enquiry been altered; and

13.

the Company has complied with and will comply with all applicable provisions of Regulation (EU) No 596/2014 on market abuse (“MAR”), Regulation (EU) No. 2017/1129 (the “Prospectus Regulation”), the Financial Services and Markets Act 2000 (the “FSMA”), the Financial Services Act 2012 (the “FSA”) and the Alternative Investment Fund Managers Regulations (SI 2013/1773) (the “AIFM Regulations”), and any regulations made under any of MAR, the Prospectus Regulation, the FSMA, the FSA and the AIFM Regulations with respect to anything done or to be done by it in connection with the New Shares, any other securities of the Company, any of the documents listed in Schedule 1 to this opinion or the offer or issue of ordinary shares in the capital of the Company in, from, or otherwise involving the United Kingdom including, without limitation, Article 14 (prohibition of insider dealing etc.) and Article 15 (prohibition of market manipulation) of MAR, section 19 (the general prohibition) and section 21 (restrictions on financial promotion) of the FSMA, section 89 (misleading statements), section 90 (misleading impressions) and section 91 (misleading statements etc in relation to benchmarks) of the FSA, and Article 59 (marketing under Article 42 of the Directive) of the AIFM Regulations.

Royalty Pharma plc	6	22 May 2020

SCHEDULE 3

QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.

the Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

2.

the Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted;

3.

this opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors;

4.

we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement or any other document referred to therein, or that no material facts have been omitted therefrom; and

5.

we express no opinion as to whether the Registration Statement (or any part of it) contains all the information required to be contained in it or whether the persons responsible for the Registration Statement have discharged their obligations thereunder.